SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement           [ ]  Confidential, For Use of the
[ ]  Definitive Proxy Statement                 Commission Only (as permitted
[ ]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                              Royal Precision, Inc.
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                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
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
                              ROYAL PRECISION, INC.
                             15170 NORTH HAYDEN ROAD
                                     SUITE 1
                              SCOTTSDALE, AZ 85260

                         ANNUAL MEETING OF STOCKHOLDERS

                                                               September 5, 2001

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Royal Precision, Inc. which will be held at 3:00 p.m., local time, on September 25, 2001 at the Courtyard by Marriott, 2901 Airport Drive, Columbus, Ohio 43219. The matters on the meeting agenda are described in the Notice of Annual Meeting of Stockholders and Proxy Statement which accompany this letter.

     We hope you will be able to attend the meeting. Whether or not you plan to attend, we ask that you please complete, sign, and date the enclosed proxy card and return it in the envelope provided so that your shares will be represented at the meeting.


                                Very truly yours,


Richard P. Johnston, Chairman of the Board        Thomas A. Schneider, President

                              ROYAL PRECISION, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD SEPTEMBER 25, 2001


TO THE STOCKHOLDERS OF
ROYAL PRECISION, INC.

     The Annual Meeting of Stockholders of Royal Precision, Inc., a Delaware corporation (the "Company"), will be held at the Courtyard by Marriott, 2901 Airport Drive, Columbus, Ohio 43219, on September 25, 2001 at 3:00 p.m., local time, for the following purposes:

     1. To elect three directors to serve for terms of three years or until their successors are elected.

     2.  To  approve  an  amendment  to  the  Company's   Amended  and  Restated
Certificate of Incorporation to increase the authorized number of shares of Common Stock from 10,000,000 shares to 15,000,000 shares.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on August 10, 2001 as the record date for the determination of stockholders entitled to notice of and an opportunity to vote at the Annual Meeting and any adjournment thereof. A list of stockholders will be available for examination by any stockholder at the Annual Meeting and for a period of 10 days before the Annual Meeting at the Columbus office of Kenneth J. Warren, Company counsel, located at 4878 Northtowne Boulevard, Columbus, Ohio 43229.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.


                       By Order of the Board of Directors


Richard P. Johnston, Chairman of the Board        Thomas A. Schneider, President


Scottsdale, Arizona
September 5, 2001

                              ROYAL PRECISION, INC.

                                   ----------

                                 PROXY STATEMENT

                             DATED SEPTEMBER 5, 2001

                                   ----------

                         ANNUAL MEETING OF STOCKHOLDERS

                               SEPTEMBER 25, 2001

                                   ----------

                               GENERAL INFORMATION

     SOLICITATION. This Proxy Statement is furnished to the stockholders of Royal Precision, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use in voting at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on September 25, 2001 and any adjournment thereof. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about September 5, 2001.

     VOTING RIGHTS. Stockholders of record at the close of business on August 10, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 5,681,711 shares of Common Stock of the Company, par value $.001 per share ("Common Stock"), issued and outstanding. Each stockholder of record on the Record Date is entitled to one vote per share held with respect to all matters which may be brought before the Annual Meeting.

     AUTHORIZATION. All shares represented by properly executed proxies received by the Company pursuant to this solicitation will be voted in accordance with the stockholder's directions specified on the proxy card. If no directions have been specified by marking the appropriate squares on the accompanying proxy card, the shares represented by such proxy will be voted in accordance with the recommendation of the Board of Directors, which is (a) FOR the election of Richard P. Johnston, Charles S. Mechem, Jr., and Christopher A. Johnston as directors of the Company and (b) FOR the proposal to amend the Company's Amended and Restated Certificate of Incorporation.

     REVOCATION. Any stockholder returning the accompanying proxy has the power to revoke it at any time before its exercise by giving notice of revocation to the corporate Secretary of the Company, by duly executing and delivering to the Company a proxy card bearing a later date, or by voting in person at the Annual Meeting.

     TABULATION. A quorum must be present at the Annual Meeting in order for any valid action, including the election of directors and voting on other matters presented to the meeting, other than adjournment, to be taken thereat. A quorum consists of a majority of the shares entitled to vote at the Annual Meeting present in person or represented by proxy. Shares represented by signed proxies that are returned to the Company will be counted for purposes of determining whether there is a quorum in all matters even though they are marked as "Abstain," "Against" or "Withhold Authority" on one or more or all matters or they are not marked at all (see "Authorization"). If shares are held in street name through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion under certain circumstances. Brokers have the authority under NASDAQ Exchange rules to vote customers' unvoted shares on "routine" matters including the election of directors. However, brokers do not typically have the authority to vote customers' unvoted shares for "non-routine" matters such as the proposed amendment to the Company's Amended and Restated Certificate of Incorporation. Proxies signed and submitted by brokers which have not been voted on certain matters are referred to as broker non-votes. Such proxies count toward the establishment of a quorum, but will not be considered as present with respect to matters not voted upon.

     Under Section 216 of the Delaware General Corporation Law and the bylaws of the Company, directors are elected by the affirmative vote of the holders of a plurality of the shares of Common Stock. Therefore, proxies that are marked "Withhold Authority" and broker non-votes, if any, will not affect the election of directors.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

     At the Annual Meeting, the three nominees to the Board of Directors receiving the highest number of votes will be elected to serve for terms of three years, or until their successors are duly elected. See "GENERAL INFORMATION - Tabulation." The Company has no reason to believe that any of the nominees named below will not stand for election or serve as a director. In the event any person nominated fails to stand for election, the proxies will be voted for the election of a substitute nominee as designated by the Board of Directors.

BUSINESS EXPERIENCE

     NOMINEES OF THE BOARD OF DIRECTORS FOR ELECTION TO THREE YEAR TERMS AT THE 2001 ANNUAL MEETING

     RICHARD P. JOHNSTON, age 70, has been a director of the Company since its organization in 1996 and served as Chairman of the Board, Chief Executive Officer, of the Company from May 1996 to October 1997 and from October 1999 to the present. Mr. Johnston was Chairman of the Board of Merbanco, Inc., a merchant banking company, from 1991 to 1998, served as Chairman of the Board of Republic Realty Mortgage Co., a commercial mortgage company, from 1992 to 1995, and was Managing Director of Hamilton Robinson & Co., an investment advisory company from 1991 to 1994. Mr. Johnston is a director of Myers Industries, Inc. (MYE: NYSE), a plastic and rubber products manufacturer, Results Radio LLC, a radio broacasting company, and Hotel Online.com, an internet service provider for hotels. Richard P. Johnston is the father of David E. Johnston and Christopher A. Johnston, directors of the Company.

     CHARLES S. MECHEM, JR., age 70, was elected as a director in March 2000. Mr. Mechem retired as Chairman of Convergys Corporation, a provider of outsourced customer management services in May 2000, a post he was elected to in January 1999. He served as Chairman of Cincinnati Bell Inc., a telecommunications services holding company, from April 1996 to December 1998 and has been a consultant with Arnold Palmer Enterprises since March 1996. Mr. Mechem retired in December 1995 as Commissioner of the Ladies Professional Golf Association and is now Commissioner Emeritus of that organization. Mr. Mechem is a director of J. M. Smucker & Co., a maker of jams and jellies.

     CHRISTOPHER A. JOHNSTON, age 40, served as a director and President of the Company from its inception in 1996 until October 1997 and director, Chairman of the Board and Treasurer from October 1997 until August 1998. Mr. Johnston was elected again as a director to fill a vacancy on the Board in January 2001. Mr. Johnston has been President of Merbanco, Inc. since 1991 and also served as President of Republic Realty Mortgage Co. from 1992 to 1995. Christopher A. Johnston is the son of Richard P. Johnston and the brother of David E. Johnston.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE
                   ELECTION OF EACH OF THE DIRECTOR NOMINEES.

     MEMBERS WHOSE TERMS CONTINUE UNTIL THE 2002 ANNUAL MEETING

     DAVID E. JOHNSTON, age 46, served as Vice President of the Company from its organization in 1996 until October 1997, Executive Vice President, Chief Operating Officer from October 1997 until August 1998, and Executive Vice President, Special Projects from August 1998 to October 1999. Mr. Johnston has been a director of the Company since June 1996. Mr. Johnston is President of the Johnston Family Charitable Foundation, a private charitable foundation. Mr. Johnston was Sales Manager of Buckhorn Rubber Products, Inc., a molded rubber products manufacturer, from 1989 to 1996. David E. Johnston is the son of Richard P. Johnston and the brother of Christopher A. Johnston.

     THOMAS A. SCHNEIDER, age 41, has been a director of the Company since September 1999 and serves as President and Chief Operating Officer of the Company. Mr. Schneider is a certified public accountant and was Vice President - Finance and Secretary of Royal Grip, Inc. from January 1996 to October 1997 when it became a subsidiary of the Company. Mr. Schneider then served as Vice President, Chief Financial Officer of the Company from October 1997 to August 1998, when he was elected to serve as President, Chief Operating Officer and Chief Financial Officer. He has not served as Chief Financial Officer since November 1999. Prior to 1996, Mr. Schneider served for five years as the controller of Karsten Manufacturing Corp., the maker of Ping(R) golf equipment.

     MEMBERS WHOSE TERMS CONTINUE UNTIL THE 2003 ANNUAL MEETING

     RAYMOND J. MINELLA, age 51, has been a director of the Company since its organization in 1996 and served as Chairman of the Board from August 1998 to October 1999. Since 1990, Mr. Minella has been Chairman of Berenson Minella & Company, L.P., an investment banking firm. Mr. Minella is a director of Hayes Lemmerz International, Inc., an automotive parts manufacturing company.

     KENNETH J. WARREN, age 58, served as Secretary of the Company and as a director from its organization in 1996 to August 1999, and was elected again as Secretary and a director in March 2001. Mr. Warren has been a practicing attorney for over 35 years. Prior to 1996, he was a partner in Schwartz, Kelm, Warren & Ramirez and during 1996, he was of counsel to its successor, Schwartz, Warren & Ramirez L.L.C. in Columbus, Ohio. In January 1997, he opened his own office for the practice of law.

EXECUTIVE OFFICERS

     The principal occupation of each other executive officer of the Company for the past five years is as follows:

     RONALD L. CHALMERS, age 56, served as Director of Sales/Marketing of Brunswick Corporation from 1992 to May 1996. From May 1996 until October 1997, he served as President of FM Precision Golf Manufacturing Corp., the Company's golf shaft manufacturing subsidiary. He was a director of the Company from June 1996 to August 1999 and served as Executive Vice President - Administration/Manufacturing of the Company from October 1997 to October 1999 and has served as Executive Vice President - Manufacturing since October 1999.

     ANTHONY J. MONTGOMERY, age 38, was President of Montgomery & Assoc. from 1993 to 1995 and Vice President of Unique Impressions from 1995 to 1996, companies engaged in manufacturing and marketing of golf products, served as Director of Sales of FM Precision Golf Manufacturing Corp. in 1996 and 1997, Vice President, Sales of the Company from April 1998 to July 1999 and Executive Vice President of Sales and Marketing since July 1999.

     KEVIN L. NEILL, age 32, is a certified public accountant and served as Corporate Controller of the Company from June 1998 until January 1999, Vice President - Finance from January 1999 to November 1999, and has been Corporate Controller, Vice President - Finance and Chief Financial Officer since November 1999. From July 1991 to October 1995, Mr. Neill was employed by Arthur Andersen LLP, a public accounting firm, and from October 1995 to June 1998, he was Assistant Controller of SunCor Development, a real estate development company.

BOARD COMMITTEES AND MEETINGS

     The Board of Directors held 11 meetings in fiscal 2001 and each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors (held during the period for which he was a director) and committees (if any) on which he served.

     The Company has a standing Audit Committee and a standing Personnel and Compensation Committee. The Personnel and Compensation Committee recommends nominees for director.

     In accordance with its written charter adopted by the Board of Directors, the Audit Committee (comprised of Charles S. Mechem, Jr. (Chair), Raymond J. Minella and Kenneth J. Warren), assists the Company's Board of Directors in fulfilling its responsibility to oversee the Company's financial reporting process, including the quality and integrity of the Company's financial reports and other financial information; the Company's systems of internal accounting and financial controls; and the annual independent audit of the Company's financial statements.

     At least three members, comprised solely of independent directors, as such term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' ("NASD") listing standards, are required, subject to the exception in Rule 4310(c)(26)(B)(ii) of the NASD listing standards that permits one director who does not meet the independence requirement and who is not a current employee or an immediate family member of an employee to be appointed to the Audit Committee. On March 28, 2001, the Board of Directors determined that Kenneth J. Warren, because of his relationship as counsel to the Company, does not meet the independence requirement but that his membership on the Audit Committee is in the best interests of the Company and its stockholders.

     A copy of the Committee's charter is attached hereto as Appendix A. The Audit Committee held five meetings in fiscal 2001.

     The Personnel and Compensation Committee (comprised of Raymond J. Minella (Chair), Charles S. Mechem, Jr. and Christopher A. Johnston) reports on the selection of the principal officers, including the chairman, president and other executive officers, and the fixing of their salaries; determines the amount of salary and bonus paid to principal officers of the Company and its subsidiaries; administers certain employee benefit plans and identifies candidates and recommends to the Board of Directors nominees for membership on the Board of Directors. The Personnel and Compensation Committee's current policy is that only the Board has the power to approve nominees for directors; however, recommendations for nominees can come only through the Personnel and Compensation Committee, and the Personnel and Compensation Committee will consider nominees recommended by stockholders, management, board members and others. The Personnel and Compensation Committee held one meeting in fiscal 2001.

DIRECTORS' COMPENSATION

     Non-employee directors receive a quarterly retainer of $2,500 as well as reimbursement for certain travel expenses incurred in connection with attending meetings. Pursuant to the Royal Precision, Inc. Stock Option Plan, each non-employee member of the Board of Directors receives (i) upon his initial election, an option to purchase 20,000 shares and (ii) an annual grant of an option to purchase 5,000 shares if he has completed at least one year of service as a director and if he attends 75% of the meetings of the directors and committees upon which he serves, at a price equal to the fair market value of such shares on the day preceding the date of grant. On July 24, 2001, options for 20,000 shares were granted to the following directors: Richard P. Johnston, David E. Johnston, Kenneth J. Warren, Christopher A. Johnston and Raymond J.
Minella. Mr. Mechem did not receive such a grant because he was granted a similar option upon his first becoming a director. Mr. Schneider did not receive such a grant because his compensation is independently reviewed.

                                 PROPOSAL NO. 2
       APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the Company's authorized number of shares of Common Stock from 10,000,000 to 15,000,000 shares.

     The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock of the Company. Depending on the price, the issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and, for persons who do not purchase additional shares to maintain pro rata interest in the Company, on such stockholders' percentage voting power. If the amendment is adopted, it will become effective upon filing a Certificate of Amendment to the Company's Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware.

     In addition to the 5,681,711 shares outstanding at July 31, 2001, the Board has reserved 1,493,450 shares for issuance upon exercise of outstanding options and 25,000 shares which may be issued upon exercise of outstanding warrants.

     Although at present the Board of Directors has no plans to issue the additional shares of Common Stock, it desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further stockholder approval, for various purposes including, without limitation, raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding the Company's business or product lines through the acquisition of other businesses or products. The Company has not proposed the increase in the authorized number of shares of Common Stock with the intention of using the additional shares for anti-takeover purposes, although the Company could theoretically use the additional shares to make more difficult or discourage an attempt to acquire control of the Company. The Company is not aware of any pending or threatened efforts to acquire control of the Company.

     The affirmative vote of the holders of a majority of the shares of the Common Stock will be required to approve this amendment to the Company's Amended and Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as votes against the proposal.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
                   DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The following table sets forth, as of July 31, 2001, certain information with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each director or nominee for director of the Company, (iii) each of the Named Executives (see "EXECUTIVE COMPENSATION; Summary Compensation Table"), and (iv) the Company's directors and executive officers as a group.

                                                       Number of      Percent
Beneficial Owner                                       Shares (a)     of Class
----------------                                       ----------     --------
Ronald L. Chalmers (c)                                   157,264        2.8%

Anthony J. Montgomery (d)                                133,059        2.3%

Kevin L. Neill (e)                                        40,100        (b)

Thomas A. Schneider (f)                                  155,978        2.7%

Kenneth J. Warren (g)                                    366,795        6.4%

David E. Johnston (h)                                    209,875        3.7%

Richard P. Johnston (i)                                1,513,109       26.5%

Charles S. Mechem, Jr. (j)                                13,200        (b)

Christopher A. Johnston (k)                            1,281,313       22.6%

Raymond J. Minella (l)                                   710,946       12.5%

Jeffrey L. Berenson (m)                                  606,609       10.7%

Johnston Family Charitable Remainder
Unitrust # 3 (n)                                       1,333,559       23.5%

All directors and officers as a group
  (10 persons) (o)                                     4,581,639       75.7%

----------
(a) Unless otherwise indicated, the beneficial owner has sole voting and dispositive power over these shares subject to the spousal rights, if any, of the spouses of those beneficial owners who have spouses.
(b)  Less than 1%.
(c) Mr. Chalmers' address is c/o FM Precision Golf Manufacturing Corp., P. O. Box 298, Torrington, CT 06790. This amount includes 32,003 shares issuable upon the exercise of options which are exercisable within 60 days. Mr. Chalmers' shares are subject to an agreement with the Company which grants the Company a right of first refusal and a call right upon termination of his employment with the Company. These rights are not currently exercisable within 60 days.
(d) Mr. Montgomery's address is 15170 North Hayden Road, Suite 1, Scottsdale, AZ 85260. This amount includes 90,306 shares issuable upon the exercise of options which are exercisable within 60 days. Mr. Montgomery's shares are subject to an agreement with the Company which grants the Company a right of first refusal and a call right upon termination of his employment with the Company. These rights are not currently exercisable within 60 days.
(e) Mr. Neill's address is 15170 North Hayden Road, Suite 1, Scottsdale, AZ 85260. This amount includes 35,100 shares issuable upon the exercise of options which are exercisable within 60 days.
(f) Mr. Schneider's address is 15170 North Hayden Road, Suite 1, Scottsdale, AZ 85260. This amount includes 143,978 shares issuable upon the exercise of options which are exercisable within 60 days. Does not include 50,000 shares issuable upon the exercise of an option from the Johnston Family Charitable Remainder Unitrust #3 (see Note (n)) which is not currently exercisable within 60 days.
(g) Mr. Warren's address is 5134 Blazer Parkway, Dublin, OH 43017. This amount includes (i) 20,323 shares issuable upon the exercise of options which are exercisable within 60 days and (ii) 344,472 shares which have been pledged to RPJ/JAJ Partners, Ltd. under a pledge agreement pursuant to which the pledgee will only acquire voting power or dispositive power over the shares upon the occurrence of certain contingencies which has not yet occurred. Mr. Warren is a party to a stockholders agreement under which the holders of 59,006 shares have granted him and Christopher A. Johnston rights of first refusal, which rights are not currently exercisable, and Mr. Warren has granted a right of first refusal and a call right on his shares to Christopher A. Johnston, which rights are not currently exercisable. Does not include 30,000 shares issuable upon the exercise of an option from the Johnston Family Charitable Remainder Unitrust #3 (see Note (n)) which is not currently exercisable within 60 days.
(h) David Johnston's address is 1935 West Muirhead Loop, Suite 128, Tucson, AZ 85737. This amount includes 11,106 shares issuable upon the exercise of options which are exercisable within 60 days.
(i) Richard Johnston's address is 4350 Greens Place, Wilson, WY 83014. This amount includes (i) 1,333,559 shares owned by Richard P. Johnston and Jayne
     A. Johnston, as Trustees of the Johnston Family Charitable Remainder Unitrust #3, over which shares Mr. Johnston and his wife share voting and dispositive power; (ii) 153,248 shares owned by Richard P. Johnston and Jayne A. Johnston, as Trustees of the Johnston Family Living Trust u/a dated April 11, 1994, over which shares Mr. Johnston and his wife share voting and dispositive power and (iii) 26,302 shares issuable upon the exercise of options which are exercisable within 60 days. This amount does not include 344,472 shares which have been pledged to RPJ/JAJ Partners, Ltd., of which Richard P. Johnston and Jayne A. Johnston are general partners, under a pledge agreement which grants voting and dispositive power over such shares upon the occurrence of certain contingencies which has not yet occurred.
(j) Mr. Mechem's address is 425 Walnut Street, Suite 1800, Cincinnati, OH 45202. This amount includes 5,000 shares issuable upon the exercise of options which are exercisable within 60 days. Does not include 30,000 shares issuable upon the exercise of an option from the Johnston Family Charitable Remainder Unitrust #3 (see Note (n)) which is not currently exercisable within 60 days.
(k) Christopher Johnston's address is 3490 Clubhouse Drive, Suite 102, Jackson Hole, WY 83001. This amount does not include 403,478 shares owned by Mr. Warren and others subject to a stockholders agreement which grants Mr. Johnston a right of first refusal and a call right, which rights are not currently exercisable.

(l) Mr. Minella's address is c/o Berenson Minella & Co., 667 Madison Avenue, New York, NY 10021. This amount includes (i) 9,781 shares owned by Berenson Minella & Company, LLC, of which Mr. Minella is a member; (ii) 96,343 shares owned by Berenson Minella & Co. 1993 Profit Sharing Plan; (iii) 157,295 shares owned by Berenson Minella & Co. 1996 Profit Sharing Plan and
     (iv) 9,600 shares issuable upon the exercise of options which are exercisable within 60 days.
(m) Mr. Berenson's address is c/o Berenson Minella & Co., 667 Madison Avenue, New York, NY 10021. This amount includes (i) 9,781 shares owned by Berenson Minella & Company, LLC, of which Mr. Berenson is a member; (ii) 96,343 shares owned by Berenson Minella & Co. 1993 Profit Sharing Plan and (iii) 157,295 shares owned by Berenson Minella & Co. 1996 Profit Sharing Plan.
(n) The address of the Johnston Family Charitable Remainder Unitrust #3 is 4350 Greens Place, Wilson, WY 83014. (See note (i).) This amount includes 110,000 shares subject to options granted to Messrs. Schneider, Warren and Mechem, which options are not currently exercisable within 60 days.
(o) This amount includes 353,718 shares issuable upon the exercise of options which are exercisable within 60 days. This amount does not include the shares excluded by notes (i) and (k) above.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning the annual and long term compensation of the chief executive officer and the three most highly paid executive officers, whose total annual salary and bonus exceeded $100,000 during the last fiscal year (collectively, the "Named Executives"), for the three fiscal years ended May 31, 2001.

                                                                                           Long Term
                                                                                         Compensation
                                                            Annual Compensation             Awards
                                                    ----------------------------------    ----------
                                                                                          Securities
                                                                             Other        Underlying
                                                                             Annual         Options
Name and Principal Position                Year     Salary      Bonus     Compensation     (shares)
---------------------------                ----     ------      -----     ------------     --------
Richard P. Johnston, Chairman of the       1999    $  7,500         --         --               --
Board, Chief Executive Officer (a)         2000    $ 10,000         --         --            5,000
                                           2001    $ 10,000         --         --               --

Thomas A. Schneider, President and         1999    $110,000    $35,000         --           50,000
Chief Operating Officer                    2000    $146,462    $82,500         --          120,000
                                           2001    $165,077         --         --          100,000

Ronald L. Chalmers, Executive Vice         1999    $ 95,047    $ 5,000    $ 9,746(b)        10,000
President                                  2000    $ 95,000    $73,625    $15,435(b)        35,000
                                           2001    $101,354         --    $14,905(b)            --

Anthony J. Montgomery, Executive Vice      1999    $ 88,316    $25,000    $30,376(c)         5,000
President                                  2000    $135,577    $77,000         --          100,000
                                           2001    $158,154         --         --           80,000

----------
(a) The Chairman of the Board, by reason of his position, functions as the chief executive officer of the Company. The Chairman of the Board receives no compensation (other than an initial grant of an option to purchase 20,000 shares, his normal directors fees of $2,500 per quarter and annual grant of an option to purchase 5,000 shares) for serving as such "chief executive officer".
(b)  Club dues and automobile expenses.
(c)  Relocation expenses.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information with respect to options to purchase securities from the Company granted to the Named Executives during fiscal year 2001:

                           Number of        % of Total
                           Securities        Options
                           Underlying       Granted to
                            Options        Employees in     Exercise Price                         Grant Date
Name                     Granted (#)(1)     Fiscal Year       ($/Share)      Expiration Date    Present Value (2)
----                     --------------     -----------       ---------      ---------------    -----------------
Richard P. Johnston              -0-            --                 --              --                     --

Thomas A. Schneider         100,000             36%             $2.25            7/25/10            $167,300

Ronald L. Chalmers               -0-            --                 --              --                     --

Anthony J. Montgomery        80,000             29%             $2.25            7/25/10            $133,840

----------
(1) Options vest one-third on each of the first three anniversaries of the date of grant.
(2) The Grant Date Present Value was determined using the standard application of the Black-Scholes option pricing model using the following weighted average assumptions: volatility 60.6%, dividend yield 0%, and a risk free interest rate of 5.4% based on the options being outstanding for approximately 10 years. The Grant Date Present Values do not take into account risk factors such as non-transferability and limits on exercisability. In assessing the Grant Date Present Values indicated in the above table, it should be kept in mind that no matter what theoretical value is placed on an option on the date of grant, the ultimate value of the option is dependent on the market value of the Common Stock at a future date, and the extent, if any, by which such market value exceeds the exercise price on the date of exercise.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

     The following table sets forth certain information concerning the number and value of unexercised Options held by the Named Executives at the end of the fiscal year ended May 31, 2001:

                            Number of Securities          Value of Unexercised
                           Underlying Unexercised       In-the-Money Options at
                         Options at Fiscal Year-End:       Fiscal Year-End:
       Name               Exercisable/Unexercisable    Exercisable/Unexercisable
       ----               -------------------------    -------------------------
Richard P. Johnston              25,052/5,000                  $44,342/$0

Thomas A. Schneider             92,828/197,400                    $0/$0

Ronald L. Chalmers              27,053/23,500                 $11,824/$680

Anthony J. Montgomery           47,406/148,700                $20,318/$340

SEVERANCE AGREEMENTS

     The Company has entered into severance agreements with Thomas A. Schneider, Anthony J. Montgomery and Kevin L. Neill, which take effect if the employee's employment is terminated by the Company (or any purchaser or successor to the Company) for any reason, other than cause, or there is a change in the terms of the employee's employment resulting in his relocation from the Phoenix area or travel requirements by such employee of more than 10 days per month; a reduction in pay; demotion, or change in authority or duties. These agreements provide for severance pay of twelve months, nine months and seven months, respectively, to be paid at the time of termination of employment, paid coverage under the Company's existing medical and dental plans for like terms, acceleration of vesting of all outstanding options held by the employee and extension of the exercise period of such options for one year.

               REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE

     The following report does not constitute soliciting material and is not deemed filed or incorporated by reference to any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent specifically incorporated.

     During fiscal year 2001, Raymond J. Minella (Chair), Christopher A. Johnston and Charles S. Mechem, Jr. functioned as the Personnel and Compensation Committee (the "Committee"). This Committee reviews and approves the Company's compensation philosophy and policies and the application of such policies to the compensation of the executive officers. The Company's philosophy is to link executive pay to performance that enhances stockholder value. The goals of the compensation program are to provide compensation levels necessary to attract and retain exceptional talent, to motivate the executives to achieve the Company's business goals, and to recognize individual contributions as well as overall business results.

     The key elements of the Company's executive compensation are base salary, performance based bonus and long-term incentives in the form of stock options. The Committee does not use a formula to weight the various factors it considers. The Company's policies with respect to each of the elements are discussed below.

BASE SALARIES

     Base salaries for executive officers are determined by evaluating the responsibilities of the position and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies included in the Company's peer group. Base salary adjustments are determined annually by evaluating the financial performance and, where appropriate, certain non-financial performance measures of the Company, and the individual performance of each executive officer.

     Richard P. Johnston is the chief executive officer by virtue of his serving as Chairman of the Board. The Chairman of the Board does not receive compensation in such capacity but is reimbursed for all travel and out of pocket costs incurred in connection with his duties. Thomas A. Schneider is the President and Chief Operating Officer and in the fiscal year ended May 31, 2001, his base salary was adjusted based on both his individual performance and market comparisons, including companies in the Peer Index referred to below. The Committee also took into account the longevity of Mr. Schneider's service to the Company and its belief that Mr. Schneider is an excellent representative of the Company by virtue of his stature in the golfing industry.

EXECUTIVE BONUSES

     The Company's executive officers are eligible for an annual cash bonus under an incentive compensation plan for management established and monitored by the Board of Directors. Individual and corporate performance objectives are established at the beginning of each year by the Committee. Eligible executives are assigned target bonus levels. The corporate performance measure for bonus payments for the fiscal year ended May 31, 2001 was based on the Company's pre-tax profitability. In fiscal 2001, the Company did not meet its primary profitability goals and no bonuses were awarded under the plan.

STOCK OPTIONS

     The purpose of the Company's stock option plan is to enable the Company to attract and retain capable employees, officers, directors and consultants and to provide them with long-term incentives to continue their service to the Company, align their interests with those of the stockholders, to maximize the value of the Company to its stockholders and to aid the employee in acquiring an ownership interest in the Company.

     The guidelines used in fiscal 2001 by the Committee in making the stock option grants to Mr. Schneider and other executive officers of the Company took into account the duties and responsibilities of the individual, their potential impact on the performance of the Company, individual performance, years of service to the Company, the number of outstanding options and the size of prior option grants.

     In fiscal 2001, Mr. Schneider received options to purchase 100,000 shares at an exercise price equal to the fair market value of a share on the day preceding the date of grant.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     The Budget Reconciliation Act of 1993 amended the Internal Revenue Code to add Section 162(m) which bars a deduction to any publicly held corporation for compensation paid to a "covered employee" in excess of $1 million per year. Generally, the Company intends that compensation paid to its "covered employees" shall be deductible to the fullest extent permitted by law.

CONCLUSION

     Through the programs described above, a significant portion of the Company's executive compensation is linked directly to corporate and individual performance and stock price appreciation. The Compensation Committee intends to continue the policy of linking executive compensation to corporate performance and returns to stockholders.

                                        PERSONNEL AND COMPENSATION COMMITTEE
                                        Raymond J. Minella, Chair
                                        Charles S. Mechem, Jr.
                                        Christopher A. Johnston

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has reviewed and discussed the audited financial statements with management; discussed with the independent accountants the matters required to be discussed by Statements of Auditing Standards Nos. 61 and 90; received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, and discussed with the independent accountants the independent accountants' independence. Based upon the review and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Commission. The information herein shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

                                        AUDIT COMMITTEE
                                        Charles S. Mechem, Jr.
                                        Kenneth J. Warren
                                        Raymond J. Minella


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Raymond J. Minella, Charles S. Mechem, Jr. and Christopher A. Johnston, all of whom are non-employee directors, served on the Personnel and Compensation Committee in fiscal year 2001. Christopher A. Johnston served as Chairman of the Board and President of the Company from October 1997 to August 1998 and was an officer and director of the Company's subsidiaries during that same period. No director or executive officer of the Company serves on the compensation committee of the board of directors of any company for which Messrs. Minella, Mechem and Johnston serve as directors.

     The Company entered into a Personal Services Agreement with Danny Edwards dated August 31, 1999 who, at the time, was a director of the Company and a member of the Personnel and Compensation Committee. Under the Agreement, Mr. Edwards was to make himself available to consult with the Company on matters relating to its business. In addition, Mr. Edwards agreed to promote the Company and its products, make a presentation at all of his or Profile Sports' golf schools on the benefits of the Company's products, permit four persons designated by the Company to attend one of his or Profile Sports' golf schools during the term of the Agreement at no cost, and to use exclusively the Company's equipment supplied to him by the Company. The Company agreed to pay Mr. Edwards $5,000 per month and provide him with health insurance for his services. The parties entered into a Termination Agreement effective November 30, 2000 after which time Mr. Edwards was employed by the Company at a salary of $5,000 per month. Commencing June 1, 2001, Mr. Edwards' salary was reduced to $600 per month and the Company continues to provide him with health insurance. Mr. Edwards agreed not to compete with the Company during the term of the agreement or until the date of the termination of Mr. Edwards' retention by the Company, whichever comes later.

                             STOCK PERFORMANCE GRAPH

     The performance graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return for the NASDAQ Stock Market (the "Market Index") and an index of NASDAQ Stocks (SIC 3949) - Sporting and Athletic Goods (the "Peer Index"), assuming an investment of $100 on September 3, 1997 (the date the Common Stock commenced trading on the NASDAQ Stock Market) in each of the Company's Common Stock, the stock comprising the Market Index and the stock comprising the Peer Index.

                           [STOCK PERFORMANCE GRAPHIC]


                     9/3/1997    5/31/1998    5/31/1999    5/31/2000   5/31/2001
                    ---------    ---------    ---------    ---------   ---------
Royal Precision       $100          $ 61         $ 35         $ 35        $ 24
Market Index          $100          $106         $144         $202        $125
Peer Index            $100          $107         $ 84         $ 73        $ 93

                              CERTAIN TRANSACTIONS

     On December 7, 2000, the Johnston Family Charitable Remainder Unitrust #3, the record owner of more than 5% of the Company's voting securities, and of which trust Richard P. Johnston is a Trustee, loaned to the Company the sum of $1 million with interest at the rate of 13% per annum, which note contained an option to convert the indebtedness and accrued interest that is not repaid in full on or before May 31, 2001 to stock of the Company. On March 16, 2001, the note was amended to increase the annual interest rate to 17% on any unpaid principal outstanding subsequent to May 31, 2001. Partial repayments of this note were made by the Company in March and April 2001 and the balance was repaid in May 2001.

     The Company paid legal fees of $136,941 to Kenneth J. Warren, a director, Secretary and general counsel, during the fiscal year ended May 31, 2001.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with all copies of Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the fiscal year ended May 31, 2001, all such filing requirements were complied with in a timely fashion, except that Charles S. Mechem, Jr. was late in filing one Form 4 reporting a purchase of 5,000 shares in August 2000.

                             INDEPENDENT ACCOUNTANTS

     Arthur Andersen LLP served as the Company's independent accountants for the fiscal year ended May 31, 2001 and has audited the Company's financial statements since its inception in 1996. At the suggestion of management, the Audit Committee has recommended the retention of Arthur Andersen LLP as the Company's independent accountants for the 2002 fiscal year.

     A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions of stockholders.

AUDIT FEES

     The aggregate fees billed by Arthur Andersen LLP rendered for the audit of the Company's annual financial statements for fiscal 2001 and the reviews of the financial statements included in the Company's Forms 10-Q for fiscal 2001 were $61,875.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Arthur Andersen LLP did not render any professional services to the Company in fiscal 2001 with respect to financial information systems design and implementation.

ALL OTHER FEES

     There were fees in the respective amounts of $20,250 and $5,940 billed for professional services by Arthur Andersen LLP other than the services covered above relating to the preparation of tax returns for the Company, and for audit services related to the FM Precision Golf Manufacturing Corp. Pension Plan for Represented Hourly Wage Employees.

     The Audit Committee has considered the provision of the services described above and determined that the provision of such services is compatible with maintaining the independence of Arthur Andersen LLP.

                                 OTHER BUSINESS

     The Board of Directors does not intend to present, and has no knowledge that others will present, any other business at the meeting. If, however, any other matters are properly brought before the meeting, it is intended that the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.

                        COST OF SOLICITATION OF PROXIES

     The cost of this solicitation will be paid by the Company. The Company may request persons holding shares in their names for others to forward soliciting materials to their principals to obtain authorization for the execution of proxies, and the Company will reimburse such persons for their expenses in so doing.

                              STOCKHOLDER PROPOSALS

     A stockholder proposal intended for inclusion in the proxy statement and form of proxy for the Annual Meeting of Stockholders of the Company to be held in 2002 must be received by the Company before May 8, 2002, at its executive offices at 15170 North Hayden Road, Suite 1, Scottsdale, AZ 85260, Attention:
President.

                                                                      APPENDIX A

                              ROYAL PRECISION, INC.

                             AUDIT COMMITTEE CHARTER

                            DATED AS OF JUNE 9, 2000

I. PURPOSE

     1.1 There shall be a committee of the Board of Directors of Royal Precision, Inc. (the "Company"), known as the Audit Committee (the "Committee"). The primary purpose of the Committee is to assist the Company's Board of Directors (the "Board") in fulfilling its responsibility to oversee the Company's financial reporting process, including the quality and integrity of the Company's financial reports and other financial information; the Company's systems of internal accounting and financial controls; and the annual independent audit of the Company's financial statements.

     1.2 In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. If necessary, the Committee is authorized to retain outside counsel, auditors or other experts and professionals for this purpose. The Board and the Committee are in place to represent the Company's stockholders; accordingly, the outside auditors are ultimately accountable to the Board and the Committee.

     1.3 The Committee shall review the adequacy of this Charter on an annual basis.

II. MEMBERSHIP

     2.1 The Committee shall be comprised of not less than three independent members of the Board, and the Committee's composition shall meet all requirements of the then current Audit Committee Policy of the NASDAQ Stock Market, Inc. or the Securities and Exchange Commission. No member of the Audit Committee may have a relationship with the Company that may interfere with his or her exercise of independence from management and the Company. Each member must also satisfy any additional "independence" requirements established by the Nasdaq Stock Market, Inc. or the Securities and Exchange Commission from time to time. Each member must be financially literate, as the Company's Board of Directors interprets such qualification in its business judgment. At least one member of the Audit Committee must have accounting or related financial management expertise, as the Company's Board of Directors interprets such qualification in its business judgment.

     2.2 The members of the Committee shall be elected by the Board at its quarterly meeting held on or near the date of the Company's annual meeting of shareholders to serve for a one year term or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

     3.1 The  Committee  will  meet  at  least  three  times  annually,  or more frequently as circumstances dictate. The Committee may meet for a portion of each meeting with the Company's management, chief financial officer or controller, and the outside auditor, either collectively or individually, as warranted, and a portion of each meeting will be restricted to Committee members only.

IV. KEY RESPONSIBILITIES

     The following shall be the duties and responsibilities of the Committee in carrying out its oversight function.

     4.1 The Committee shall encourage open communication among the internal auditors, the outside auditor, management, and the Board of Directors.

     4.2 The Committee shall review any matters brought to the Audit Committee's attention regarding financial, ethical, or legal matters.

     4.3 The Committee shall review with management and the outside auditors:

          (a) the audited financial statements and related footnotes to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61; and

          (b) the Company's interim financial results to be included in the Company's Quarterly Reports on Form 10-Q to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61. Such review shall occur prior to the filing of the Company's Quarterly Reports on Form 10-Q.

     4.4 In connection with the auditor's completed audit, the Committee shall review with management and the outside auditor:

          (a) any significant changes required in the outside auditor's audit plan;

          (b) any serious difficulties or disputes with management encountered during the course of the audit; and

          (c) other matters related to the conduct of the audit that are to be communicated to the Committee under generally accepted auditing standards.

     4.5 The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls and any significant findings and recommendations of the outside auditors.

     4.6 The Committee shall:

          (a) ensure that the outside auditors periodically submit a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1;

          (b)  discuss   with  the   outside   auditors   any   such   disclosed
               relationships   and  their   impact  on  the  outside   auditors'
               objectivity and independence; and

          (c) recommend that the Board take appropriate action in response to the outside auditors' report to satisfy itself of the auditors' independence.

     4.7 The  Committee,  subject  to any  action  that may be taken by the full
Board, shall have the ultimate authority and responsibility to select (or nominate for stockholder approval), evaluate and, wherever appropriate, replace the outside auditors.

     4.8 The Committee shall review the compensation of the outside auditor.

     4.9 The Committee shall maintain an awareness of key financial reporting issues and review proposed changes in financial reporting rules affecting the Company.

     4.10 On at least an annual basis, the Committee shall inquire of management and the outside auditor about:

          (a) the significant risks or exposures to the Company and assess the steps management has taken to minimize these risks; and

          (b)  legal, environmental, and tax liabilities.

     4.11 The Committee shall consider, in consultation with the outside auditor, the audit scope and plan of the outside auditor.

     4.12 The Committee shall prepare for inclusion in the Company's proxy statement any report required by Securities and Exchange Commission rules or regulations.

     Adopted as of the 9th day of June, 2000 by the Board of Directors of Royal Precision, Inc.


                                        By: /s/ Richard P. Johnston
                                            ------------------------------------
                                            Richard P. Johnston,
                                            Chairman of the Board

                              ROYAL PRECISION, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Richard P. Johnston and Kenneth J. Warren, and each of them, individually, with full power of substitution, as proxies for the undersigned, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of Royal Precision, Inc. held of record by the undersigned on August 10, 2001, at the Annual Meeting of Stockholders to be held on September 25, 2001, or any adjournment thereof, with all the power the undersigned would possess if present in person.

                 THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION
             OF ALL NOMINEES NAMED BELOW AND A VOTE FOR PROPOSAL 2.

     1. TO ELECT AS DIRECTORS THE NOMINEES NAMED BELOW FOR TERMS OF THREE YEARS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED.

NOMINEES:  Richard P. Johnston   Charles S. Mechem, Jr.  Christopher A. Johnston

         [ ]  FOR all nominees listed above (except as marked to the contrary)

         [ ]  WITHHOLD AUTHORITY to vote for all nominees listed above

     (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME LISTED ABOVE.)

     2. APPROVAL OF AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

         [ ]  FOR              [ ]  AGAINST               [ ] ABSTAIN

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment thereof.

           (Continued, and to be dated and signed, on the other side.)

                         (Continued from the other side)

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO ELECT ALL NOMINEES LISTED ABOVE AND FOR PROPOSAL NO. 2.

     The undersigned hereby acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated September 5, 2001 and a copy of the Company's 2001 Annual Report to Stockholders.

                                        Dated ____________________________, 2001

                                        ________________________________________
                                                      (Signature)

                                        ________________________________________
                                              Signature (if held jointly)

                                        IMPORTANT:  Please sign  exactly as name
                                        or names appear to the left. When shares
                                        are held by joint  tenants,  both should
                                        sign.    When   signing   as   attorney,
                                        executor,   administrator,   trustee  or
                                        guardian,  please  give  full  title  as
                                        such.  Corporations should sign in their
                                        full corporate  name by their  president
                                        or  other  authorized   officer.   If  a
                                        partnership or other entity, please sign in partnership or other entity name by an authorized person. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.